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                                                                     EXHIBIT 4.4

                             CO-ORDINATION AGREEMENT

                               dated 25 March 2002

                                     between


                                   PRIMACOM AG

                                       and

                            PRIMACOM MANAGEMENT GMBH

                                       and

                            THE PERSONS NAMED HEREIN
                                  as Guarantors


                                       and

              BANK OF AMERICA SECURITIES LIMITED, BARCLAYS CAPITAL,
                J.P. MORGAN PLC, DRESDNER BANK AG, LONDON BRANCH,
                  FORTIS BANK (NEDERLAND) N.V., ING BANK N.V.,
            THE ROYAL BANK OF SCOTLAND PLC and TD BANK EUROPE LIMITED
                            as Senior Lead Arrangers


                                       and

               BARCLAYS CAPITAL, DRESDNER BANK AG, LONDON BRANCH,
             J.P. MORGAN PLC, LEHMAN BROTHERS INTERNATIONAL (EUROPE)
                           and TD BANK EUROPE LIMITED
                           as Second Secured Arrangers


                                       and

                           J.P. MORGAN EUROPE LIMITED
          as Senior Agent, Second Secured Agent, Working Capital Agent,
            Administrative Agent and Second Secured Security Trustee


                                       and

                                 J.P. MORGAN AG
          as Fronting Bank, Overdraft Bank and Senior Security Trustee

                                       and

                         CERTAIN FINANCIAL INSTITUTIONS
      as Senior Lenders, Second Secured Lenders and Working Capital Lenders


                          [LINKLATERS & ALLIANCE LOGO]

                                   LINKLATERS


                                  Ref: GDM/PHPS

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                                TABLE OF CONTENTS

                                                                           PAGE

1.          DEFINITIONS AND INTERPRETATION...................................4
2.          PRIORITY OF AGREEMENT............................................7
3.          ACKNOWLEDGEMENT OF FINANCING ARRANGEMENTS........................7
4.          LOAN UNDER WORKING CAPITAL FACILITY..............................8
5.          SECOND LOAN DATE.................................................8
6.          NO DRAWDOWN OF SECOND LOAN.......................................9
7.          SHAREHOLDER APPROVAL.............................................9
8.          POSITIVE SHAREHOLDER APPROVAL...................................10
9.          NO SHAREHOLDER APPROVAL.........................................10
10.         AMENDMENT DATE..................................................11
11.         CONTINUING WITH THE SECOND SECURED FACILITY.....................14
12.         REPRESENTATIONS.................................................14
13.         BENEFIT OF AGREEMENT............................................15
14.         CHANGES TO THE PARTIES..........................................15
15.         NOTICES.........................................................17
16.         PARTIAL INVALIDITY..............................................18
17.         REMEDIES, WAIVERS AND AMENDMENTS................................18
18.         COSTS...........................................................19
19.         COUNTERPARTS....................................................19
20.         LAW.............................................................19
21.         JURISDICTION....................................................19
SCHEDULE 1 THE GUARANTORS...................................................21
SCHEDULE 2 THE SENIOR LENDERS...............................................23
SCHEDULE 3 SECOND SECURED LENDERS/WORKING CAPITAL LENDERS...................24
SCHEDULE 4 FORM OF ACCESSION DEED...........................................25
SCHEDULE 5 AMENDED AND RESTATED BANK INTERCREDITOR AGREEMENT................26
SCHEDULE 6 AMENDED AND RESTATED SECOND FACILITY AGREEMENT...................27

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THIS AGREEMENT is dated 25 March 2002 and made BETWEEN:

(1)   PRIMACOM AG ("PAG");

(2)   PRIMACOM MANAGEMENT GMBH ("PMG");

(3) THE PERSONS named in Schedule 1 (THE GUARANTORS) as guarantors under the Senior Facility Agreement (the "GUARANTORS");

(4) BANK OF AMERICA SECURITIES LIMITED, BARCLAYS CAPITAL (the investment banking division of Barclays Bank PLC), J.P. MORGAN PLC (AS SUCCESSOR TO CHASE MANHATTAN PLC), DRESDNER BANK AG, LONDON BRANCH, FORTIS BANK (NEDERLAND) N.V., ING BANK N.V., THE ROYAL BANK OF SCOTLAND PLC and TD BANK EUROPE LIMITED as senor lead arrangers (the "SENIOR LEAD ARRANGERS");

(5) BARCLAYS CAPITAL (the investment banking division of Barclays Bank PLC), DRESDNER BANK AG, LONDON BRANCH, J.P. MORGAN PLC, LEHMAN BROTHERS INTERNATIONAL (EUROPE) and TD BANK EUROPE LIMITED as second secured arrangers (the "SECOND SECURED ARRANGERS");

(6) J.P. MORGAN EUROPE LIMITED (as successor to Chase Manhattan International Limited) as senior agent (the "SENIOR AGENT"), as second secured agent (the "SECOND SECURED AGENT"), as working capital agent (the "WORKING CAPITAL AGENT"), as Administrative Agent (the "ADMINISTRATIVE AGENT") and as second secured security trustee (the "SECOND SECURED SECURITY TRUSTEE");

(7) J.P. MORGAN AG (as successor to Chase Manhattan Bank AG) as fronting bank (the "FRONTING BANK"), as overdraft bank (the "OVERDRAFT BANK") and as senior security trustee (the "SENIOR SECURITY TRUSTEE");

(8) THE FINANCIAL INSTITUTIONS named in Schedule 2 (THE SENIOR LENDERS) as senior lenders (the "SENIOR LENDERS"); and

(9) THE FINANCIAL INSTITUTIONS named in Schedule 3 (SECOND SECURED LENDERS/WORKING CAPITAL LENDERS) as second secured lenders (the "SECOND SECURED LENDERS") and as working capital lenders (the "WORKING CAPITAL LENDERS").

RECITALS:

(A) By a facility agreement dated 18 September 2000 as amended from time to time (the "SENIOR FACILITY AGREEMENT") made between PAG, PMG, the Guarantors, the Senior Lead Arrangers, J.P. Morgan AG (previously, Chase Manhattan Bank AG) now succeeded in this role by J.P. Morgan Europe Limited as agent (the "SENIOR AGENT"), J.P. Morgan AG as the Fronting Bank, the Overdraft Bank and the Senior Security Trustee and the Senior Lenders, a EUR 1,000,000,000 revolving loan, letter of credit and overdraft facility was made available by the Senior Lenders, the Fronting Bank and the Overdraft Bank to PMG on the terms and conditions set out in the Senior Facility Agreement.

(B) By way of certain security documents dated 18 September 2000 and subsequently (together the "SENIOR SECURITY DOCUMENTS"), PAG, PMG and certain of its subsidiaries granted security in favour of the Senior Security Trustee for the Finance Parties (as defined in the Senior Facility Agreement) or in favour of each such party individually as security for obligations due under the

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      Facility Documents (as defined in the Senior Facility Agreement). A security trust agreement dated 18 September 2000 (the "SENIOR SECURITY TRUST AGREEMENT") made between the Senior Security Trustee, the Senior Agent, the Senior Lead Arrangers, the Senior Lenders, the Fronting Bank, the Overdraft Bank, PAG, PMG and the specified charging companies regulates the holding of the senior security by the Senior Security Trustee.

(C) By a facility agreement dated as of September 18, 2000 (as amended from time to time), respectively (the "WORKING CAPITAL FACILITY AGREEMENT") made between PAG, J.P. Morgan Europe Limited (at that time, Chase Manhattan International Limited) as administrative agent and the Working Capital Lenders, a EUR 375,000,000 term loan facility was agreed to be made available by the Working Capital Lenders to PAG on the terms and conditions set out in the Working Capital Facility Agreement.

(D) By an intercreditor agreement dated 18 September 2000 (as amended) (the "BANK INTERCREDITOR AGREEMENT") made between the Senior Lenders, the Working Capital Lenders, the Senior Agent, the Senior Security Trustee and the Working Capital Agent, certain intercreditor arrangements were entered into and agreed between the Senior Creditors (as defined therein) and the Working Capital Lenders, including provisions in respect of forced drawings under the Working Capital Facility and as regards enforcement of rights and amounts due under the Working Capital Facility Agreement.

(E) By an intercreditor agreement dated 18 September 2000 (the "OBLIGOR INTERCREDITOR AGREEMENT") made between the Senior Agent, the Senior Lead Arrangers, the Overdraft Bank, the Fronting Bank, the Senior Lenders, PAG, the Obligors (as defined therein) and the Senior Secured Security Trustee, among other things, PAG agreed to subordinate amounts due, and other obligations owed, to it from the relevant obligors to amounts due, and other obligations owed, to the Beneficiaries (as defined therein) on the terms set out therein.

(F) By a facility agreement dated on or about the date of this Agreement (the "SECOND SECURED FACILITY AGREEMENT") made, or to be made, between PAG, PMG (as guarantor), the Second Secured Arrangers, the Second Secured Lenders, the Second Secured Agent and the Second Secured Security Trustee, a EUR 375,000,000 term loan facility has been, or has been agreed to be, made available to PAG on the terms and conditions set out therein.

(G) By way of certain security documents dated on or about the date of this Agreement (the "SECOND SECURED SECURITY Documents"), PMG has granted, or is to grant, second ranking security in favour of the Second Secured Security Trustee for the Finance Parties (as defined in the Second Secured Facility Agreement) or in favour of each such party individually as security for obligations due under the Facility Documents (as defined in the Second Secured Facility Agreement). A security trust agreement (the "SECOND SECURED SECURITY TRUST AGREEMENT") has been, or is to be, entered into by the Second Secured Security Trustee, the Second Secured Arrangers, the Second Secured Lenders, the Second Secured Agent, PAG and PMG to regulate the holding of the second ranking security by the Second Secured Security Trustee.

(H) By an intercreditor agreement dated on or about the date of this Agreement (the "NEW INTERCREDITOR AGREEMENT") made, or to be made, between PAG, PMG, the other Obligors defined therein, the Senior Lenders, the Fronting Bank, the Overdraft Bank, the Senior Agent, the Senior Security Trustee, the Second Secured Lenders, the Second Secured Agent and the Second Secured Security Trustee, among other things, PAG and the Second Secured Lenders

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      each agree to subordinate amounts due, and obligations owed, to them from
      PMG to amounts due, and obligations owed, to the Senior Lenders on the terms set out therein.

(I) By an amendment and restatement agreement dated on or about the date of this Agreement (the "SENIOR FACILITY AMENDMENT AGREEMENT"), made, or to be made, between the same parties as are party, at the date of this Agreement, to the Senior Facility Agreement, certain terms and conditions of the Senior Facility Agreement have been, or are to be amended, in the manner and on the terms set out therein.

(J) By a share option agreement dated on or about the date of this Agreement (the "SHARE OPTION AGREEMENT") to be entered into between PAG, PMG, the Second Secured Lenders and the Second Secured Security Trustee, PAG agrees, each time when requested by the Second Secured Security Trustee (acting on the instruction of a Second Secured Lender), to transfer shares it owns in PMG to the person directed by the Second Secured Security Trustee, on the conditions set out in the Share Option Agreement, including the condition that PAG shall not be required to transfer more than 65 per cent. of the registered share capital of PMG. Upon exercise of the option, the price of the shares subject to the option will be paid by making an equivalent cancellation of the proportion of the loan due to the respective Second Secured Lender as nominated by the Second Secured Security Trustee.

(K) It is a condition to the effectiveness of the Share Option Agreement that approval be sought and obtained from 75 per cent. of the shareholders of PAG present and entitled to vote at the shareholders' meeting (HAUPTVERSAMMLUNG), approving the terms and conditions of the Share Option Agreement by way of a formal shareholders' resolution.

(L) The Parties have entered into this Agreement, among other things, to confirm and unconditionally and irrevocably agree the following sequence of events, and documentation required to be entered into, in connection thereto:

      (i)    After the execution of this Agreement PAG will seek Shareholder
             Consent.

      (ii) On the Second Loan Date, the Working Capital Facility Agreement shall be automatically, irrevocably and unconditionally cancelled, the application of the Bank Intercreditor Agreement and the Obligor Intercreditor Agreement shall be automatically suspended, and the Senior Facility Amendment Agreement, Second Secured Security Documents and New Intercreditor Agreement shall become effective.

      (iii) If Shareholder Approval is obtained at any time during the Approval Period the terms of the Share Option Agreement shall become effective, the Bank Intercreditor Agreement and the Obligor Intercreditor Agreement shall be permanently cancelled and the Senior Finance Documents, the Second Secured Facility Agreement and the Second Secured Finance Documents shall continue in full force and effect.

      (iv) If Shareholder Approval is obtained, on the date of such Shareholder Approval all CVRs not released from escrow to the Working Capital Lenders in accordance with the provisions of the Contingent Value Right Agreement shall be cancelled in full. CVRs released from escrow to the Working Capital Lenders prior to the Second Loan Date shall continue to be valid, (subject to the condition that if the Second Secured Facility is repaid and cancelled in full within one year from the Second Loan Date (other than by a replacement financing by the same lenders), the CVRs released from escrow to the Working Capital Lenders in

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             accordance with the terms of the Contingent Value Right Agreement shall be returned to PAG and no Working Capital Lender shall exercise its rights in respect of such CVRs (or any replacement warrants) during such period of one year from the Second Loan
             Date).

      For the avoidance of doubt, no CVRs shall be released from escrow from the Second Loan Date until the occurrence (if at all) of the Amendment Date.

      If Shareholder Approval is not obtained by the end of the Approval Period the following sequence of events shall occur on the Amendment Date (unless all Second Secured Lenders agree otherwise) with the intention, so far as practicable (and except as specified otherwise) the parties shall be put in the position they would have been in had the Working Capital Lenders lent to PAG on 26 March 2002 under the Working Capital Facility Agreement, and had never entered into or performed the Second Secured Facility Agreement and the Second Secured Finance Documents, and furthermore:

      (v) For all purposes in respect of the period from the Second Loan Date until, but not including, the Amendment Date, the Second Secured Facility Agreement shall apply and amongst other matters, the Second Loan shall be made on the terms of the Second Secured Facility Agreement. On and from the Amendment Date the Second Secured Facility Agreement and the terms and provisions of the Second Loan shall be automatically amended and be instead read and interpreted by substituting the terms and provisions of the amendments to the Second Secured Facility Agreement (as set out in Schedule 6 hereto).

      (vi) On and from the Amendment Date, the Senior Facility Amendment Agreement shall be automatically, unconditionally and irrevocably cancelled (except to the extent specified in Clause 2.2 (UNWIND) of the Senior Facility Amendment Agreement).

      (vii) On the Amendment Date, the Second Secured Security Documents and the Second Secured Security Trust Agreement shall be automatically, unconditionally and irrevocably released.

      (viii) On the Amendment Date, the New Intercreditor Agreement shall be automatically, irrevocably and unconditionally cancelled and the suspension with respect to the Bank Intercreditor Agreement and the Obligor Intercreditor Agreement shall be simultaneously therewith released subject to the Bank Intercreditor Agreement being amended on the terms set out Schedule 5.

      (ix) On the Amendment Date, the Amendment Date Interest shall be immediately due and payable by PAG and the Pro Forma Interest Ratio Test will be immediately tested in each case as stated in this Agreement.

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this Agreement:

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      "ACCESSION DEED" means an accession deed substantially in the form set out in Schedule 4.

      "AMENDED AND RESTATED BANK INTERCREDITOR AGREEMENT" means the amended and restated bank intercreditor agreement set out in Schedule 5.

      "AMENDMENT DATE" means the date (if any) on which the Second Secured Facility Amendment is to occur in accordance with Clause 9 (NO SHAREHOLDER APPROVAL).

      "AMENDMENT DATE INTEREST" means the interest payable in accordance with Clause 10.2 (AMENDMENT DATE).

      "AMENDMENT NOTICE" has the meaning given in Clause 9.1 (NO SHAREHOLDER APPROVAL).

      "APPROVAL PERIOD" means the period commencing on the date of this Agreement until, and including, 30 June 2002.

      "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

      "BUSINESS DAY" means a day (other than a Saturday or a Sunday) on which banks generally are open for business in London.

      "CONTINGENT VALUE RIGHT AGREEMENT" means the contingent value right agreement dated 18 September 2000 made between PAG and Chase Securities Inc. as amended from time to time.

      "CONTINUATION NOTICE" has the meaning given in Clause 9.1 (NO SHAREHOLDER APPROVAL).

      "CVRS" means the contingent value rights under the Contingent Value Right Agreement.

      "COMBINED FINANCE PARTIES" means together the Finance Parties (as defined in the Senior Facility Agreement), the Finance Parties (as defined in the Second Secured Facility Agreement) and the Administrative Agent and the Lenders (each as defined in the Working Capital Facility Agreement) and any additional Combined Finance Party, each a "COMBINED FINANCE PARTY".

      "EXISTING FEE LETTER(S)" means the fee letter dated as of August 11, 2000 from Chase Manhattan International Ltd, Chase Manhattan PLC and The Chase Manhattan Bank to PAG.

      "INTERCREDITOR SUSPENSION" has the meaning given to that term in Clause 5 (SECOND LOAN DATE).

      "NEW FEE LETTER" means each or either of:

      (a) the fee letter dated on or about the date of this Agreement from the Second Secured Arrangers to PAG; and

      (b) the fee letter dated on or about the date of this Agreement from the Second Secured Agent to PAG.

      "NOTICE OF DRAWDOWN" has the meaning given to that term in the Second Secured Facility Agreement.

      "OBLIGOR" means PAG, PMG, the Guarantors and any additional Obligor.

      "ORIGINAL SECOND SECURED FACILITY AGREEMENT TERMS" means the terms set out in the Second Secured Facility Agreement prior to the Second Secured Facility Amendment.

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      "PARTIES" means each party to this Agreement.

      "PRO FORMA INTEREST RATIO TEST" means the test of the financial covenant set out in Clause 22.6 of the Senior Facility Agreement in accordance with Clause 10.9.

      "SECOND LOAN" means the loan made to PAG by the Second Secured Lenders under the Second Secured Facility Agreement (subject to amendment of the terms applicable to that loan pursuant to Clause 10 (AMENDMENT DATE)).

      "SECOND LOAN DATE" means the date on which the Second Loan is advanced to PAG under the Second Secured Facility Agreement.

      "SECOND SECURED FACILITY AMENDMENT" means the amendment of the Second Secured Facility Agreement, and each other event which occurs on the Amendment Date pursuant to Clause 10 (AMENDMENT DATE).

      "SECOND SECURED FACILITY" means the EUR 375,000,000 term loan facility made available to PAG under the Second Secured Facility Agreement.

      "SECOND SECURED FINANCE DOCUMENTS" means the Second Secured Facility Agreement, the Second Secured Security Documents, the Second Secured Security Trust Agreement, the New Intercreditor Agreement and the Share Option Agreement.

      "SECOND SECURED SECURITY" shall mean the security created by or pursuant to the Second Secured Security Documents.

      "SENIOR FINANCE DOCUMENTS" means the Senior Facility Agreement, the Senior Security Documents and the Senior Security Trust Agreement.

      "SHAREHOLDER APPROVAL" means both, (i) the receipt by the Second Secured Agent of written notice from PAG that Shareholder Consent has been given and (ii) the Second Secured Agent giving a notice to PAG and the Senior Agent in writing that the Second Secured Lenders are satisfied (acting on the advice of legal counsel) that all legal requirements in respect of obtaining Shareholder Consent have been met in relation to holding the shareholder meeting and the passing of the Shareholder Resolution.

      "SHAREHOLDER CONSENT" means the passing of the Shareholder Resolution by not less than 75 per cent. of the Shareholders of PAG present and entitled to vote at the annual general meeting ("HAUPTVERSAMMLUNG").

      "SHAREHOLDER RESOLUTION" means the shareholder resolution, in the form approved in writing by the Second Secured Agent (acting on the instruction of the Second Secured Lenders, acting reasonably), to be voted on by the shareholders of PAG approving the terms and conditions of and entry into the Share Option Agreement.

      "SUBSIDIARY" means all corporations and partnerships that are either controlled by or in which a company or partnership holds an interest of more than 50 per cent. of the share capital or similar right of ownership; "controlled" for this purpose shall mean the power to direct the management of the entity whether through the ownership of the share capital, contract or otherwise.

      "WORKING CAPITAL CANCELLATION" has the meaning given to that term in Clause 5 (SECOND LOAN DATE).

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      "WORKING CAPITAL FINANCE DOCUMENTS" means the Working Capital Facility
      Agreement, the Bank Intercreditor Agreement and the Obligor Intercreditor Agreement.

1.2   CONSTRUCTION

      Unless a contrary indication appears, any reference in this Agreement to:

      (a) the "SENIOR AGENT", the "SECOND SECURED AGENT", the "WORKING CAPITAL AGENT", the "ADMINISTRATIVE AGENT", any "SENIOR LEAD ARRANGER", any "SECOND SECURED ARRANGER", any "SENIOR LENDER", any "SECOND SECURED LENDER", any "WORKING CAPITAL LENDER", the "FRONTING BANK", the "OVERDRAFT BANK", the "SENIOR SECURITY TRUSTEE", the "SECOND SECURED SECURITY TRUSTEE", any "COMBINED FINANCE PARTY", any "OBLIGOR" or any "PARTY" shall be construed so as to include its successors in title, permitted assigns and permitted transferees (in each case, in the relevant capacity);

      (b) a "SENIOR FINANCE DOCUMENT", a "SECOND SECURED FINANCE DOCUMENT", a "WORKING CAPITAL FINANCE DOCUMENT", the "SECOND SECURED FACILITY AGREEMENT", "THE "CONTINGENT VALUE RIGHT AGREEMENT" or any other agreement (including this Agreement) or instrument is a reference to that Senior Finance Document, Second Secured Finance Document, Working Capital Finance Document, Second Secured Facility Agreement (as the case may be) or other agreement or instrument as amended or novated;

      (c) a "PERMITTED PERSON" means any person or partnership which may accede to the Senior Facility Agreement or the Second Secured Facility Agreement in accordance with its terms;

      (d) a provision of law is a reference to that provision as amended or re-enacted; and

      (e) Section, Clause and Schedule headings are for ease of reference only.

1.3   THIRD PARTY RIGHTS

      A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any terms of this Agreement. Further, notwithstanding any term of this Agreement the consent of any third party is not required for any variation (including any release or compromise of liability under) of this Agreement.

2.    PRIORITY OF AGREEMENT

      The Parties acknowledge and agree that if there is any inconsistency or discrepancy between this Agreement and any of the Senior Finance Documents, the Working Capital Finance Documents, the Contingent Value Right Agreement or the Second Secured Finance Documents, then the terms and provisions of this Agreement shall, in all circumstances, prevail.

3.    ACKNOWLEDGEMENT OF FINANCING ARRANGEMENTS

3.1 The Parties acknowledge and agree that the financing arrangements of PAG, PMG and its subsidiaries shall be amended and restructured on the terms and subject to the conditions specified in, and contemplated by, this Agreement (including the recitals).

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3.2   The Parties acknowledge and agree that prior to the Second Loan Date the obligations of the Working Capital Lenders shall not be affected and that the Working Capital Finance Documents shall continue to be legally binding and enforceable upon the Parties thereto.

3.3 For the avoidance of doubt, the Parties acknowledge and agree that, in respect of the Working Capital Facility Agreement and the Second Secured Facility Agreement, PAG cannot borrow and the lenders will not be required to make loans or have outstandings at the same time under both the Working Capital Facility Agreement and the Second Secured Facility Agreement.

3.4 Without prejudice to Clause 3.3, each of PAG, PMG and the other Obligors acknowledges, agrees and confirms that its obligations under the Senior Finance Documents, the Second Secured Finance Documents and the Working Capital Finance Documents shall, except to the extent specified otherwise in this Agreement, continue in full force and effect (including, without limitation, any guarantee and security obligations) and PAG, PMG and the other Obligors shall not claim otherwise.

3.5 The Parties acknowledge and agree that, prior to the Amendment Date, the Second Secured Security shall be granted for the benefit of the Second Secured Lenders (in their capacity as such) and not in respect of the Working Capital Facility Agreement.

3.6   The parties acknowledge and agree that if:

      (a) on or before 26 March 2002, the Second Secured Facility Agreement is entered into and the Second Secured Agent has given the notice described in Clause 4 (CONDITIONS PRECEDENT) of the Second Secured Facility Agreement (or the requirement for PAG to deliver any of the documents referred to in that Clause has been waived); and

      (b) the Second Secured Lenders advance EUR 375,000,000 to PAG on that date,

      that loan will comprise the Second Loan, and will have been made under the Second Secured Facility Agreement (rather than the Working Capital Facility Agreement).

3.7 This Agreement shall be effective from the date of execution by all Parties.

4.    LOAN UNDER WORKING CAPITAL FACILITY

      If, on or prior to the Second Loan Date, any drawing is made under the Working Capital Facility Agreement, whether forced or otherwise:

4.1 This Agreement, and the Second Secured Finance Documents shall automatically, irrevocably and unconditionally be cancelled and, without limitation, there shall be no obligation to lend under the Second Secured Facility Agreement.

4.2 The amendments to the Senior Facility Agreement under the Senior Facility Amendment Agreement will not become effective.

5.    SECOND LOAN DATE

      Upon  the making of the Second Loan on the Second Loan Date:

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5.1   The Working Capital Facility Agreement shall be automatically, irrevocably and unconditionally cancelled and all amounts then capable or due to be drawn down or made available by the Working Capital Lenders under the Working Capital Facility Agreement shall be cancelled and shall cease to be available (the "WORKING CAPITAL CANCELLATION").

5.2 The application of the Bank Intercreditor Agreement and the Obligor Intercreditor Agreement shall be suspended.

5.3 The Existing Fee Letter(s) shall be cancelled, and each New Fee Letter shall become effective.

6.    NO DRAWDOWN OF SECOND LOAN

      If the Second Loan Date has not occurred on or by 26 March 2002, then:

6.1 A funding shall occur under, and in accordance with, the Working Capital Finance Documents.

6.2 It shall not be possible for the Second Secured Facility Agreement and the other Second Secured Finance Documents to become effective (and the Senior Facility Agreement amendments will not become effective), in each case as stated in Clause 4 (LOAN UNDER WORKING CAPITAL FACILITY).

6.3 Any future rights and obligations under this Agreement shall automatically be terminated.

7.    SHAREHOLDER APPROVAL

7.1 PAG shall ensure that its annual general meeting (the "HAUPTVERSAMMLUNG") is held no later than 30 June 2002, and that all documents required with respect to calling and holding that meeting (including in relation to the Shareholder Consent) have been delivered to the Bundesanzeiger on or before the last date permitted for delivery under German law before the date of that meeting.

7.2 PAG shall ensure that all of its shareholders receive appropriate notices in the prescribed form under German law (and accompanied with all necessary documentation in the prescribed form under German law) to enable PAG to hold the HAUPTVERSAMMLUNG and, among other things, seek the Shareholder Consent.

7.3 PAG shall notify the Second Secured Agent and the Senior Agent promptly upon the Shareholder Consent being obtained.

7.4 The Second Secured Lenders shall, promptly upon being satisfied that all legal requirements in respect of the Shareholder Consent have been met in relation to holding the shareholder meeting and passing the Shareholder Resolution, instruct the Second Secured Agent to give a notice in writing (a "SHAREHOLDER APPROVAL CONFIRMATION") to that effect to PAG and the Senior Agent. The Second Secured Agent shall promptly upon being so instructed deliver the Shareholder Approval Confirmation to PAG and the Senior Agent.

7.5 Shareholder Approval shall, for the purposes of this Agreement, be obtained on the date (if any) on which the Second Secured Agent gives the Shareholder Approval Confirmation to PAG and the Senior Agent.

8.    POSITIVE SHAREHOLDER APPROVAL

8.1 If Shareholder Approval has been obtained at any time during the Approval Period the following shall occur:

      (a) The Share Option Agreement shall become effective in accordance with its terms.

      (b) Clause 9 (NO SHAREHOLDER APPROVAL) shall cease to apply.

      (c) The Bank Intercreditor Agreement and the Obligor Intercreditor Agreement shall be automatically, irrevocably and unconditionally cancelled.

      (d) The Senior Finance Documents and the Second Secured Finance Documents shall continue in full force and effect.

8.2 If Shareholder Approval is obtained, on the date of such Shareholder Approval all CVRs not released from escrow prior to the Second Loan Date to the Working Capital Lenders in accordance with the provisions of the Contingent Value Right Agreement shall be cancelled in full. CVRs released from escrow to the Working Capital Lenders prior to the Second Loan Date shall continue to be valid, subject to the condition that if the Second Secured Facility is repaid and cancelled in full within one year from the date of the Second Loan Date, (other than by a replacement financing by the same lenders) the CVRs released from escrow to the Working Capital Lenders in accordance with the terms of the Contingent Value Right Agreement shall be returned to PAG. During the period until the date that is one year from the Second Loan Date (the "ONE YEAR PERIOD"), no holder of CVRs shall exercise its rights in respect of the CVRs or any replacement warrants (but it may exercise its rights at the end of the one year period if the CVRs have not then been cancelled in accordance with this Clause).

      For the avoidance of doubt, no CVRs shall be released from escrow from the Second Loan Date until the occurrence (if at all) of the Amendment Date.

8.3 Each of the Working Capital Lenders and PAG shall, at the request of either the Second Secured Agent or PAG, execute any amendments to the Contingent Value Right Agreement or any other document reasonably required in order to give effect to Clause 8.2.

9.    NO SHAREHOLDER APPROVAL

9.1 If Shareholder Approval has not been obtained by the end of the Approval Period then:

      (a) the Second Secured Agent may, no later than 15 July 2002, give a written notice (an "AMENDMENT NOTICE") to PAG and the Senior Agent stating that the Second Secured Facility Amendment shall occur, in which case the Amendment Date shall occur and shall be the date specified by the Second Secured Agent in the Amendment Notice (which must be a date on or before 15 July 2002);

      (b) the Second Secured Agent may, no later than 15 July 2002, give a written notice (a "CONTINUATION NOTICE") to PAG and the Senior Agent stating that the Second Secured Facility Amendment shall not occur, in which case the Second Secured Facility Amendment shall not occur, and Clause 11 (CONTINUING WITH THE SECOND SECURED FACILITY) shall apply; or

      (c) if, on 15 July 2002 the Second Secured Agent has given neither a Continuation Notice nor an Amendment Notice in accordance with this Clause 9.1, then the Second Secured Facility Amendment shall occur, and the Amendment Date shall be 15 July 2002.

9.2 The Second Secured Agent may only give a Continuation Notice if it has not already given an Amendment Notice, and may only give an Amendment Notice if it has not already given a Continuation Notice.

9.3 The Second Secured Agent may only give a Continuation Notice or an Amendment Notice if so instructed by all the Second Secured Lenders.

10.   AMENDMENT DATE

      If the Amendment Date occurs in accordance with Clause 9 (NO SHAREHOLDER APPROVAL) then the following shall occur on and from the Amendment Date:

10.1 The Second Loan shall continue and remain outstanding, except that, on and from the Amendment Date, the terms and conditions applicable to the Second Loan and the rights and obligations of the parties relating thereto shall be amended and restated, and shall be governed (in place of the Original Second Secured Facility Agreement Terms) by the provisions set out in
      Schedule 6 (applied, where applicable, in accordance with Clause 10.2).

10.2  Without prejudice to the generality of Clause 10.1 or the provisions of
      Schedule 6 (except that, in the case of conflict, the provisions of this Clause 10.2 shall prevail):

      (a) PRINCIPAL: The principal amount of the Second Loan of EUR 375,000,000 (plus any capitalised interest to the extent permitted by paragraph
          (b)(ii) below) remains outstanding and shall be or become due and payable in accordance with the provisions of Schedule 6.

      (b) INTEREST: Interest shall accrue and be payable on the Second Loan as follows:

          (i) The Second Secured Lenders may retain any cash interest paid to them prior to the Amendment Date by PAG on the Second Loan under and in accordance with the Original Second Secured Facility Agreement Terms.

          (ii) With respect to any interest ("PIK INTEREST") which, under the Original Second Secured Facility Agreement Terms, either has been capitalised as at the Amendment Date or which would (if the Amendment Date were an Interest Payment Date under the Original Second Secured Facility Agreement Terms) be capitalised on the Amendment Date:

                (A) in respect of the period (the "INITIAL PERIOD") from the Second Loan Date until the Amendment Date, only PIK Interest in an amount calculated at the rate of 2% per annum for the Initial Period shall have accrued as at the Amendment Date; and

                (B) that amount shall be added to the principal amount of the Second Loan as at the Amendment Date.

          (iii) On the Amendment Date, an additional cash interest payment on the Second Loan shall (subject to paragraph (v) below) be due and payable by PAG to the Second Secured Lenders in an amount in euro equal to the difference between A and B, where:

                     "A" means an amount equal to the amount of cash interest which would have accrued in respect of the Second Loan, during the Initial Period, if the Second Loan had been made on and from the Second Loan Date on the terms set out in
                     Schedule 6 (instead of the Original Second Secured Facility Agreement Terms).

                     "B" means the amount of cash interest actually paid to the Second Secured Lenders by PAG on the Second Loan in respect of the Initial Period.

          (iv) On and from the Amendment Date, interest on the Second Loan shall be payable on the terms set out in Schedule 6 and a new interest period under the terms of Schedule 6 shall be commence on the Amendment Date.

          (v) The parties hereto acknowledge the provisions of Clause 23.7 of the Senior Facility Agreement and note that although amounts specified in this paragraph (b) may be due and payable by PAG on the Amendment Date, if an "Event of Default" or "Potential Event of Default" exists on such date under the Senior Facility Agreement then no distributions or other payments may be made by any member of the Group to PAG to finance any such payment obligation. Non-payment of the amounts due and payable by PAG pursuant to this paragraph (b) will constitute an Event of Default for the purposes of Schedule 6.

      (c) COMMITMENTS AND PARTICIPATION: As at the Amendment Date:

          (i) Each Second Secured Lender's Commitment (which will have been fully utilised on the Second Loan Date) will be in the same amount as its Commitment under the Original Second Secured Facility Agreement Terms.

          (ii) Each Second Secured Lender's participation in the Second Loan shall be the same after the Second Secured Facility Amendment as before.

      (d) REPRESENTATIONS AND WARRANTIES: The representations and warranties set out in Section 3 of Schedule 6 will be made by PAG on the Amendment Date.

      (e) COVENANTS: The covenants (affirmative and negative) set out in Sections 5 and 6 of Schedule 6 shall be applicable on and from the Amendment Date in accordance with Schedule 6.

      (f) EVENTS OF DEFAULT: Only those events and circumstances described in
          Section 7 of Schedule 6 will be Events of Default.

      (g) RIGHTS AND REMEDIES: Without prejudice to any new rights and remedies created on or after the Amendment Date, any rights and remedies which accrued or were available to any Party under the Original Second Secured Facility Agreement Terms, due to any event or circumstance which occurred prior to the Amendment Date, shall survive and be binding on the respective Parties (subject to paragraph (f) above).

10.3  With respect to the security and guarantee for the Second Secured
      Facility:

      (a) Each of the Second Secured Finance Parties agrees:

          (i) that with effect from the Amendment Date the security granted pursuant to the Second Secured Security Document shall be released and discharged; and

          (ii) that it shall, at the request of PAG, promptly do all such acts and execute all such documents as the Senior Security Trustee may specify to ensure that the security created by the Second Secured Documents is released.

      (b) Each of the Second Secured Finance Parties agrees that with effect from the Amendment Date PMG is released from the guarantee provided by it under the Second Secured Facility Agreement and all its obligations in relation thereto are discharged.

      (c) PMG accepts, with effect from the Amendment Date, the releases described in this Clause 10.3.

      (d) PAG agrees to pay the costs described in this Clause 10.3.

10.4 The Repeated Representations (as defined in the Senior Facility Agreement) shall be deemed to be repeated by the relevant Obligors under Clause 20.4 (REPETITION OF REPRESENTATIONS) of the Senior Facility Agreement (as if the Amendment Date were a Utilisation Date).

10.5 The suspension of the Bank Intercreditor Agreement shall cease, and that agreement shall be amended and restated in the form set out in Schedule 5 and, as so amended, shall be in full force and effect as of the Amendment Date. The parties also acknowledge, for the purposes of that agreement (as amended), that the Full Funding Date will have occurred on the Second Secured Lenders advancing the Second Loan in the full amount of EUR 375,000,000 on the Second Loan Date.

10.6 The suspension of the Obligor Intercreditor Agreement shall cease and that agreement shall be in full force and effect as of the Amendment Date.

10.7 The New Intercreditor Agreement shall be cancelled and terminated on the Amendment Date (but any rights or remedies which accrued or were available to any Party under the New

      Intercreditor Agreement, due to any event of circumstance which occurred prior to the Amendment Date, shall survive and be binding on the respective Parties).

10.8 The Senior Finance Documents shall continue in full force and effect, however, the Senior Facility Agreement shall be amended and read and interpreted in accordance with Clause 2.2 of the Senior Facility Amendment Agreement.

10.9 The financial covenant set out in Clause 22.6 (PRO FORMA INTEREST RATIO) of the Senior Facility Agreement shall be re-calculated as at 31 March 2002 and 30 June 2002, as follows:

      (a) For the purpose of that re-calculation the Pro Forma Cash Interest Expense, in respect of the interest on the Second Loan, shall be calculated not by using the rate of interest which was applicable under the Original Second Secured Facility Agreement Terms, but instead by using the rate which would have applied had the Second Loan been outstanding on the terms set out in Schedule 6 on and from the Second Loan Date.

      (b) If, on that re-calculation, that financial covenant is breached, this will constitute an Event of Default under the Senior Facility Agreement continuing on the Amendment Date.

10.10 The CVRs (or any replacement warrants) shall continue unaffected (so that, for the avoidance of doubt, no rights will be cancelled under Clause 8.2 above, and any warrants that would have vested but for the provisions of Clause 8.2 shall be deemed to vest on the Amendment Date).

10.11 The New Fee Letters shall continue unaffected.

11.   CONTINUING WITH THE SECOND SECURED FACILITY

11.1 If the Second Secured Agent gives a Continuation Notice in accordance with Clause 9.1(b), then on that notice:

      (a) The Bank Intercreditor Agreement and the Obligor Intercreditor Agreement shall be immediately, automatically and permanently cancelled.

      (b) The Senior Finance Documents and the Second Secured Finance Documents (other than the Share Option Agreement) shall continue in full force and effect.

      (c) The Share Option Agreement shall (unless the parties to that Agreement agree otherwise) be immediately cancelled in accordance with its terms.

      (d) The CVRs will be cancelled as described in Clause 8.2 above (which shall apply if Shareholder Approval had been obtained on the date of the Continuation Notice.

12.   REPRESENTATIONS

      Each Obligor makes the representations and warranties set out in this Clause 12 to each of the Combined Finance Parties on the date of this Agreement.

12.1  STATUS

      (a) It is a company, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

      (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

12.2  NON-CONFLICT WITH OTHER OBLIGATIONS

      The entry into and performance by it of, and the transactions contemplated by this Agreement do not and will not conflict with:

      (a) any law or regulation applicable to it;

      (b) its and each of its Subsidiaries' constitutional documents; or

      (c) any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets.

12.3  POWER AND AUTHORITY

      It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

12.4  VALIDITY AND ADMISSIBILITY IN EVIDENCE

      All Authorisations required or desirable:

      (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations under this Agreement and the transactions contemplated by this Agreement; and

      (b) to make this Agreement and the transactions contemplated by this Agreement admissible in evidence in its jurisdiction of incorporation,

      have been obtained or effected and are in full force and effect.

12.5  GOVERNING LAW AND ENFORCEMENT

      (a) The choice of English law as the governing law of this Agreement will be recognised and enforced in its jurisdiction of incorporation.

      (b) Any judgment obtained in England in relation to this Agreement will be recognised and enforced in its jurisdiction of incorporation.

13.   BENEFIT OF AGREEMENT

      This Agreement shall be binding upon and inure for the benefit of each Party and its successors and assigns.

14.   CHANGES TO THE PARTIES

14.1 No Party to this Agreement may assign all or any of its rights or transfer all or any of its rights and obligations under this Agreement except as expressly provided by this Agreement or as may be required by law.

14.2  Any person who is:

      (a) an assignee or transferee of a Senior Lender or a Working Capital Lender or a Second Secured Lender; or

      (b) appointed as Senior Agent, Working Capital Agent, Administrative Agent, Senior Secured Agent, Senior Security Trustee, Second Secured Security Trustee, Fronting Bank or Overdraft Bank,

      in each case for the purposes of and in accordance with the Senior Facility Agreement, the Working Capital Facility Agreement, the Second Secured Facility Agreement, the Senior Security Trust Agreement or the Second Secured Security Trust Agreement as the case may be shall execute and deliver to the Senior Agent, the Second Secured Agent and the Administrative Agent an Accession Deed in which event, on the date the relevant assignment, transfer or appointment becomes effective:

          (i) the party ceasing to be a Senior Lender, Working Capital Lender, Second Secured Lender, Senior Agent, Working Capital Agent, Administrative Agent, Second Secured Agent, Senior Security Trustee, Second Secured Security Trustee Fronting Bank or Overdraft Bank (as the case may be) shall be discharged from further obligations towards the other parties under this Agreement and their respective rights against one another shall be cancelled (except, in each case, for those rights which arose prior to such date, and in relation to a Senior Lender, Working Capital Lender, Second Secured Lender, Senior Agent, Working Capital Agent, Administrative Agent, Second Secured Agent, Senior Trustee, Second Secured Security Trustee, Fronting Bank or Overdraft Bank such obligations and right shall only be discharged or cancelled to the extent of the relevant assignment or transfer); and

          (ii) the party becoming a Senior Lender, Working Capital Lender, Second Secured Lender, Senior Agent, Working Capital Agent, Administrative Agent, Second Secured Agent, Senior Security Trustee, Second Secured Security Trustee, Fronting Bank or Overdraft Bank (as the case may be) shall assume the same obligations, and become entitled to the same rights as a Senior Lender, Working Capital Lender, Second Secured Lender, Senior Agent, Working Capital Agent, Administrative Agent, Second Secured Agent, Senior Security Trustee, Second Secured Security Trustee, Fronting Bank or Overdraft Bank (as the case may be) under this Agreement as if it had been an original party hereto.

14.3 Any Senior Lender, Working Capital Lender or Second Secured Lender who transfers or assigns any of its rights or obligations under the relevant facility agreement (and any of the Senior Agent, Working Capital Agent, Administrative Agent, Senior Secured Agent, Senior Security Trustee, Second Secured Security Trustee, Fronting Bank or Overdraft Bank who appoints a replacement or additional person to such position) shall ensure that the transferee, assignee or appointee (as the case may be) accedes to this Agreement in the manner described in Clause 14.2.

15.   NOTICES

15.1 Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

15.2 The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

      (a) in the case of PAG, PMG and each other Obligor (other than an additional obligor), that identified against PAG's name below;

      (b) in the case of each Senior Lender, Second Secured Lender, Working Capital Lender, the Fronting Bank and the Overdraft Bank, that notified in writing to the respective Senior Agent, Working Capital Agent, Administrative Agent or Second Secured Agent, as the case may be, and the respective Senior Security Trustee or the Second Secured Security Trustee, as the case may be, on or prior to the date on which it becomes a Party;

      (c) in the case of the Senior Agent, Working Capital Agent, Administrative Agent and the Second Secured Agent, that identified with its name below;

      (d) in the case of the Senior Security Trustee and the Second Secured Security Trustee, that identified with its name below; and

      (e) in the case of each additional obligor or additional Combined Finance Party, that notified in writing to the Senior Agent, Working Capital Agent, Administrative Agent or Second Secured Agent, as the case may be, and the Senior Security Trustee or the Second Secured Security Trustee, as the case may be, prior to the date on which it becomes a Party,

      (f) or any substitute address or fax number or department or officer as the Party may notify to the Senior Agent, Working Capital Agent, Administrative Agent or the Second Secured Agent, as the case may be, (or the Senior Agent, Working Capital Agent, Administrative Agent or the Second Secured Agent, as the case may be, may notify to the other Parties, if a change is made by the respective Senior Agent, Working Capital Agent, Administrative Agent or the Second Secured Agent, as the case may be) by not less than seven days' notice.

15.3 Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

      (a) if by way of fax, when received in legible form; or

      (b) if by way of letter, when it has been left at the relevant address or seven days after being deposited in the post postage prepaid in an envelope addressed to it at that address; and

      (c) if a particular department or officer is specified as part of its address details provided under Clause 15.2, if addressed to that department or officer.

15.4 Any communication or document to be made or delivered to the Senior Agent, Working Capital Agent, Administrative Agent or the Second Secured Agent, as the case may be, or Senior Security Trustee will be effective only when actually received by that Senior Agent, Working Capital Agent, Administrative Agent or the Second Secured Agent, as the case may be, or the Senior Security Trustee or the Second Secured Security Trustee, as the case may be, and then only if it is expressly marked for the attention of the department or officer identified with that Senior Agent's, Working Capital Agent's, Administrative Agent's or the Second Secured Agent's, as the case may be, or the Senior Security Trustee's or the Second Secured Security Trustee's signature below (or any substitute department or officer as that Senior Agent, Working Capital Agent, Administrative Agent or the Second Secured Agent, as the case may be, or the Senior Security Trustee or the Second Secured Security Trustee, as the case may be, shall specify for this purpose).

15.5 All notices from or to an Obligor shall be sent through the appropriate Senior Agent, Working Capital Agent, Administrative Agent or the Second Secured Agent, as the case may be, or the Senior Security Trustee or the Second Secured Security Trustee, as the case may be.

15.6 Any communication or document made or delivered to PAG or PMG in accordance with this Clause 15 will be deemed to have been made or delivered to each of the Obligors.

15.7 Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 15.2 or changing its own address or fax number, the appropriate Senior Agent, Working Capital Agent, Administrative Agent or the Second Secured Agent, as the case may be, shall notify the other Parties.

15.8 Any notice given under or in connection with this Agreement must be in English. All other documents provided under or in connection with this Agreement must be:

      (a) in English; or

      (b) if not in English, and if so required by the Senior Security Trustee or the Second Secured Security Trustee, as the case may be, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

16.   PARTIAL INVALIDITY

      If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

17.   REMEDIES, WAIVERS AND AMENDMENTS

17.1 No failure to exercise, nor any delay in exercising, on the part of any Combined Finance Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

17.2 Subject to Clause 17.3, any term of this Agreement may be amended or waived only with the consent of the Senior Lenders, the Second Secured Lenders and the Obligors and any such amendment or waiver will be binding on all Parties. The Senior Agent, Working Capital Agent, Administrative Agent or the Second Secured Agent relevant to each facility may effect, on behalf of any non-Obligor party to that facility, any amendment or waiver permitted by this Clause and that Senior Agent, Working Capital Agent, Administrative Agent or the Second Secured Agent, as the case may be, shall be under no liability whatsoever in respect of any such amendment or waiver.

17.3 Any amendment or waiver which relates to the rights and obligations of the Senior Agent, Working Capital Agent, Administrative Agent, the Second Secured Agent, the Senior Security Trustee, the Second Secured Security Trustee, the Fronting Bank or the Overdraft Bank may not be effected without the consent of that Senior Agent, Working Capital Agent, Administrative Agent, the Second Secured Security Trustee, the Senior Security Trustee, the Second Secured Security Trustee, the Fronting Bank or the Overdraft Bank, as the case may be.

18.   COSTS

      PAG and PMG shall, from time to time on demand of the Senior Agent or the Second Secured Agent, reimburse each Combined Finance Party for all costs and expenses (including, without limitation, legal fees) together with any VAT thereon incurred by that Combined Finance Party in connection with the completion of the transactions contemplated in this Agreement (including all steps to be taken on the Amendment Date), or in connection with the preservation and/or enforcement of any of its rights under this Agreement.

19.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

20.   LAW

      This Agreement is governed by English law.

21.   JURISDICTION

21.1 The Courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

21.2 The Parties agree that the Courts of England are the most appropriate and convenient courts to settle Disputes and accordingly shall have exclusive jurisdiction and no Party will argue to the contrary.

21.3 Notwithstanding Clause 21.2, this Clause 21 is for the benefit of the Combined Finance Parties only. As a result no Combined Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Combined Finance Parties may take concurrent proceedings in any number of jurisdictions.

21.4 Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

      (a) irrevocably appoints Baker & McKenzie of 100 New Bridge Street, London EC4V 6JA as its agent for service of process in relation to any proceedings before the English Courts in connection with this Agreement; and

      (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

      THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT

                                   SCHEDULE 1

                                 THE GUARANTORS

1.    PrimaCom Region Sudwest II GmbH (formerly known as Acotec Kabelvision
      GmbH)

2. RFH Regionalfernsehen Harz Verwaltungs-GmbH (formerly known as ad media Gesellschaft mit beschrankter Haftung)

3. RFH Regionalfernsehen Harz GmbH & Co. KG (formerly known as ad media Gesellschaft mit beschrankter Haftung & Co. Local TV KG)

4. PrimaCom Region Magdeburg GmbH (formerly known as Antennen-Lindemann Verwaltungs GmbH)

5. PrimaCom Angelbachtal GmbH (formerly known as Dritte Kabelvision Management Beteiligungs Verwaltungs GmbH, Eschborn)

6. PrimaCom Region Dresden GmbH (formerly known as Erste Kabelvision Management Beteiligungs Verwaltungs GmbH, Eschborn)

7. PrimaCom Schwerin GmbH (formerly known as Innocom Schwerin Kabel-Antennen- und Kommunikationsanlagen Service Verwaltungs GmbH, Eschborn)

8. PrimaCom Berlin GmbH (formerly known as ISIT Ingenieurgesellschaft fur Satelliten- Informations- und Telekommunikationstechnik mbH, Frankfurt)

9. PrimaCom Aachen GmbH (formerly known as Kabelcom Aachen Gesellschaft fur Kabelkommunikation mbH, Aachen)

10. PrimaCom Region Wiesbaden GmbH (formerly known as Kabelcom Wiesbaden Gesellschaft fur Breitbandkabel-Kommunikation Beteiligungs GmbH, Wiesbaden)

11.   Kabel-Fernsehen Leipzig Verwaltungs GmbH, Leipzig

12.   KabelMedia Erste Fernsehkabelbeteiligungs GmbH & Co. KG, Mainz

13.   KabelMedia Erste Fernsehkabelbeteiligungs Verwaltungs GmbH, Mainz

14. PrimaCom Projektmanagement Verwaltungs GmbH, Mainz (formerly known as KabelMedia Projektmanagement Kommunikationsnetze Verwaltungs GmbH, Leipzig)

15. PrimaCom Network & Operations GmbH, Mainz (formerly known as Kabelvision Delitzsch Verwaltungs GmbH, Leipzig)

16. PrimaCom Sudwest I GmbH (formerly known as Kabelvision Wiedmann-Dettwiler St. Georgen Verwaltungs GmbH, Angelbachtal)

17.   Kabelfernsehen Plauen GmbH, Plauen

18.   PrimaCom Nord GmbH, Mainz

19.   PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Berlin, Mainz

20.   PrimaCom Kabelbetriebsgesellschaft mbH & Co KG, Region Hoyerswerda, Mainz

21.   PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Leipzig, Mainz

22.   PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Nordwest, Mainz

23.   PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Plauen, Mainz

24.   PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Sudwest, Mainz

25.   PrimaCom Kabelbetriebsverwaltungsgesellschaft mbH, Mainz

26.   PrimaCom Projektmanagement GmbH, Mainz

27.   PrimaCom Mettlach GmbH & Co. KG, Mainz

28.   PrimaCom Nettetal GmbH & Co. KG, Mainz

29.   PrimaCom Projektmanagement GmbH & Co. KG, Mainz

30.   PrimaCom Angelbachtal GmbH & Co. KG, Mainz

31.   PrimaCom Region Berlin GmbH & Co. KG, Ahrensfelde

32.   PrimaCom Region Dresden GmbH & Co. KG, Mainz

33.   PrimaCom Region Leipzig GmbH & Co. KG, Leipzig

34.   PrimaCom Region Magdeburg GmbH & Co. KG, Magdeburg

35.   PrimaCom Region Schwerin GmbH & Co. KG, Schwerin

36.   PrimaCom Stormarn GmbH & Co. KG, Mainz

37.   PrimaCom Sudwest I GmbH & Co. KG, Angelbachtal

38.   PrimaCom Verl GmbH & Co. KG, Mainz

39.   PrimaCom Kabelprojekt GmbH (formerly known as Suweda Kabelprojekt GmbH,
      Mainz)

40.   Zweite Kabelvision Management Beteiligungs GmbH & Co. KG, Mainz

41.   Zweite Kabelvision Management Beteiligungs Verwaltungs GmbH, Frankfurt

42. PrimaCom Marketing & Development GmbH (formerly known as PrimaCom Kabelbetriebsgesellschaft Chemnitz mbH, Mainz)

      THE FOLLOWING GERMAN COMPANIES ACCEDED TO THE SENIOR FACILITY AGREEMENT AS GUARANTORS BY WAY OF GUARANTOR ACCESSION MEMORANDUM DATED 9 OCTOBER 2001.

43.   PrimaCom Niedersachsen GmbH, Hannover (formerly known as
      GroBgemeinschaft-Antennenanlagen Lizenz und Betriebs GmbH, Osnabruck)

44.   Telekommunikations-GmbH Kirchheimbolanden

45.   Decimus Beteiligungs- und Verwaltungsgesellschaft mbH

46.   PrimaCom Netherlands Holding B.V.

47.   N.V. Multikabel (formerly known as N.V. Kabeltelevisle Kop Noord-Holland)

48.   Communikabel Holding B.V.

49.   Communikabel N.V.

50.   Noord Holland Digitaal B.V.

                                   SCHEDULE 2

                               THE SENIOR LENDERS

Bank of America N.A.

Bankgesellschaft Berlin AG London Branch

Barclays Bank PLC

Bayerische Hypo- und Vereinsbank AG

J.P. Morgan Chase Bank

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.

Dresdner Bank AG, Hamburg

Entenial

Fortis Bank (Nederland) N.V.

IBM Deutschland Kreditbank GMBH

ING Bank NV

Landesbank Rheinland-Pfalz Girozentrale

Lehman Commercial Paper Inc.

The Governor and Company of the Bank of Scotland

The Royal Bank of Scotland plc

The Toronto-Dominion Bank

                                   SCHEDULE 3

                 SECOND SECURED LENDERS/WORKING CAPITAL LENDERS

Barclays Bank PLC

Dresdner Bank AG, London Branch

J.P. Morgan Chase Bank

Lehman Commercial Paper Inc.

The Toronto-Dominion Bank

                                   SCHEDULE 4

                             FORM OF ACCESSION DEED

THIS DEED dated [*] is supplemental to a Co-ordination Agreement (the "CO-ORDINATION AGREEMENT") dated 25 March 2002 between the Obligors, Senior Lead Arrangers, Second Secured Arrangers, Senior Agent, Second Secured Agent, Working Capital Agent, Administrative Agent, Senior Lenders, Working Capital Lenders, Second Secured Lenders, Senior Security Trustee, Second Secured Security Trustee, Fronting Bank and Overdraft Bank.

WHEREAS:

The Parties to the Co-ordination Agreement have agreed to regulate certain rights as between themselves.

IT IS AGREED as follows:

Words and expressions defined in the Co-ordination Agreement have the same meaning when used in this Deed.

[Full name of acceding [Senior Lender/ Working Capital Lender/ Second Secured Lender/ Senior Agent/ Working Capital Agent/ Administrative Agent/ Second Secured Agent/ Senior Security Trustee/ Second Secured Security Trustee/ Fronting Bank/ Overdraft Bank] hereby agrees with each other person who is or who becomes a party to the Co-ordination Agreement that with effect from the date hereof it will be bound by the Co-ordination Agreement as [Senior Lender/ Working Capital Lender/ Second Secured Lender/ Senior Agent/ Working Capital Agent/ Administrative Agent / Second Secured Agent/ Senior Security Trustee/ Second Secured Security Trustee/ Fronting Bank/ Overdraft Bank] as if it had been an original party thereto and undertakes to perform all the obligations expressed to be assumed by a [Senior Lender/ Working Capital Lender/ Second Secured Lender/ Senior Agent/ Working Capital Agent/ Administrative Agent / Second Secured Agent/ Senior Security Trustee/ Second Secured Security Trustee/ Fronting Bank/ Overdraft Bank] under the Co-ordination Agreement.

This Deed is governed by English law.

EXECUTED AS A DEED

by [Full Name of acceding [Senior Lender/ Working Capital Lender/ Second Secured Lender/ Senior Agent/ Working Capital Agent/ Administrative Agent / Second Secured Agent/ Senior Security Trustee/ Second Secured Security Trustee/ Fronting Bank/ Overdraft Bank]

[INSERT APPROPRIATE METHOD OF EXECUTION FOR A DEED]

Address for notices:

Address:

Fax:

                                   SCHEDULE 5

                AMENDED AND RESTATED BANK INTERCREDITOR AGREEMENT

                                    Omitted

                                   SCHEDULE 6

                 AMENDED AND RESTATED SECOND FACILITY AGREEMENT

                                    Omitted

PAG

PRIMACOM AG

By:

Address:  Hegelstr. 61
          55122 Mainz
Fax:      00 49 6131 9310 509


PMG

PRIMACOM MANAGEMENT GMBH

By:


THE GUARANTORS

PRIMACOM REGION SUDWEST II GMBH

RFH REGIONALFERNSEHEN HARZ VERWALTUNGS-GMBH

RFH REGIONALFERNSEHEN HARZ GMBH & CO. KG

PRIMACOM REGION MAGDEBURG GMBH

PRIMACOM ANGELBACHTAL GMBH

PRIMACOM REGION DRESDEN GMBH

PRIMACOM SCHWERIN GMBH

PRIMACOM BERLIN GMBH

PRIMACOM AACHEN GMBH

PRIMACOM REGION WIESBADEN GMBH

KABEL-FERNSEHEN LEIPZIG VERWALTUNGS GMBH, LEIPZIG

KABELMEDIA ERSTE FERNSEHKABELBETEILIGUNGS GMBH & CO. KG, MAINZ

KABELMEDIA ERSTE FERNSEHKABELBETEILIGUNGS VERWALTUNGS GMBH, MAINZ

PRIMACOM PROJEKTMANAGEMENT VERWALTUNGS GMBH, MAINZ

PRIMACOM NETWORK & OPERATIONS GMBH, MAINZ

PRIMACOM SUDWEST I GMBH

KABELFERNSEHEN PLAUEN GMBH, PLAUEN

PRIMACOM NORD GMBH, MAINZ

PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO. KG, REGION BERLIN, MAINZ

PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION HOYERSWERDA,

MAINZ

PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO. KG, REGION LEIPZIG, MAINZ

PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO. KG, REGION NORDWEST, MAINZ

PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO. KG, REGION PLAUEN, MAINZ

PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO. KG, REGION SUDWEST, MAINZ

PRIMACOM KABELBETRIEBSVERWALTUNGSGESELLSCHAFT MBH, MAINZ

PRIMACOM PROJEKTMANAGEMENT GMBH, MAINZ

PRIMACOM METTLACH GMBH & CO. KG, MAINZ

PRIMACOM NETTETAL GMBH & CO. KG, MAINZ

PRIMACOM PROJEKTMANAGEMENT GMBH & CO. KG, MAINZ

PRIMACOM ANGELBACHTAL GMBH & CO. KG, MAINZ

PRIMACOM REGION BERLIN GMBH & CO. KG, AHRENSFELDE

PRIMACOM REGION DRESDEN GMBH & CO. KG, MAINZ

PRIMACOM REGION LEIPZIG GMBH & CO. KG, LEIPZIG

PRIMACOM REGION MAGDEBURG GMBH & CO. KG, MAGDEBURG

PRIMACOM REGION SCHWERIN GMBH & CO. KG, SCHWERIN

PRIMACOM STORMARN GMBH & CO. KG, MAINZ

PRIMACOM SUDWEST I GMBH & CO. KG, ANGELBACHTAL

PRIMACOM VERL GMBH & CO. KG, MAINZ

PRIMACOM KABELPROJEKT GMBH

ZWEITE KABELVISION MANAGEMENT BETEILIGUNGS GMBH & CO. KG, MAINZ

ZWEITE KABELVISION MANAGEMENT BETEILIGUNGS VERWALTUNGS GMBH, FRANKFURT

PRIMACOM MARKETING & DEVELOPMENT GMBH

PRIMACOM NIEDERSACHSEN GMBH, HANNOVER

TELEKOMMUNIKATIONS-GMBH KIRCHHEIMBOLANDEN

DECIMUS BETEILIGUNGS- UND VERWALTUNGSGESELLSCHAFT MBH

PRIMACOM NETHERLANDS HOLDING B.V.

N.V. MULTIKABEL

COMMUNIKABEL HOLDING B.V.

COMMUNIKABEL N.V.

NOORD HOLLAND DIGITAAL B.V.

By:


THE SENIOR LEAD ARRANGERS

BANK OF AMERICA SECURITIES LIMITED

By:


BARCLAYS CAPITAL (the investment banking division of Barclays Bank PLC)

By:


J.P. MORGAN PLC

By:


DRESDNER BANK AG, LONDON BRANCH

By:


FORTIS BANK (NEDERLAND) N.V.

By:


ING BANK N.V.

By:


THE ROYAL BANK OF SCOTLAND PLC

By:


TD BANK EUROPE LIMITED

By:

THE SECOND SECURED ARRANGERS

BARCLAYS CAPITAL (the investment banking division of Barclays Bank PLC)

By:


DRESDNER BANK AG, LONDON BRANCH

By:


J.P. MORGAN PLC

By:


LEHMAN BROTHERS INTERNATIONAL (EUROPE)

By:


TD BANK EUROPE LIMITED

By:


SENIOR AGENT/ SECOND SECURED AGENT/ WORKING CAPITAL AGENT/ ADMINISTRATIVE AGENT /SECOND SECURED SECURITY TRUSTEE

J.P. MORGAN EUROPE LIMITED

(As Senior Agent, Second Secured Agent, Working Capital Agent, Administrative Agent and Second Secured Security Trustee)

By:


Address:


Tel:

Fax:

Attn:

SENIOR SECURITY TRUSTEE

J.P. MORGAN AG

By:


Address:


Tel:

Fax:

Attn:


FRONTING BANK/OVERDRAFT BANK

J.P. MORGAN AG

(As Fronting Bank and Overdraft Bank)

By:


SENIOR LENDERS

BANK OF AMERICA N.A.

By:


BANKGESELLSCHAFT BERLIN AG LONDON BRANCH

By:


BARCLAYS BANK PLC

By:


BAYERISCHE HYPO- UND VEREINSBANK AG

By:


J.P. MORGAN CHASE BANK

By:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:


DRESDNER BANK AG, HAMBURG

By:


ENTENIAL

By:


FORTIS BANK (NEDERLAND) N.V.

By:


IBM DEUTSCHLAND KREDITBANK GMBH

By:


ING BANK NV

By:


LANDESBANK RHEINLAND-PFALZ GIROZENTRALE

By:


LEHMAN COMMERCIAL PAPER INC.

By:


THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:


THE ROYAL BANK OF SCOTLAND PLC

By:


THE TORONTO-DOMINION BANK

By:

SECOND SECURED LENDERS/WORKING CAPITAL LENDERS

BARCLAYS BANK PLC

(As Second Secured Lender and Working Capital Lender)

By:


DRESDNER BANK AG, LONDON BRANCH

(As Second Secured Lender and Working Capital Lender)

By:


J.P. MORGAN CHASE BANK

(As Second Secured Lender and Working Capital Lender)

By:


LEHMAN COMMERCIAL PAPER INC.

(As Second Secured Lender [and Working Capital Lender])

By:


THE TORONTO-DOMINION BANK

(As Second Secured Lender and Working Capital Lender)

By: